SEVENTH AMENDMENT

to

MASTER SERVICES Agreement

Between

CAPITOL SERIES Trust

and

Ultimus FUND SOLUTIONS, LLC

This seventh amendment (the “Amendment”) revises the Master Services Agreement, dated December 21, 2016, between Capitol Series Trust (The “Trust”), and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company, and revises the Fund Administration Addendum, the Fund Administration Fee Letter, the Fund Accounting Fee Letter and the Transfer Agent and Shareholder Services Fee Letter, each dated October 1, 2017, between the Trust and Ultimus (collectively, the “Parties”) on behalf of the Fuller & Thaler Behavioral Small-Cap Equity Fund, the Fuller & Thaler Behavioral Small-Cap Growth Fund, the Fuller & Thaler Behavioral Mid-Cap Value Fund, the Fuller & Thaler Behavioral Unconstrained Equity Fund, the Fuller & Thaler Behavioral Small-Mid Core Equity Fund and the Fuller & Thaler Behavioral Micro-Cap Equity Fund (the “Fuller & Thaler Funds”) (together referred to as the “Agreement”).

The Parties agree to amend the Fund Administration Addendum as follows:

1.	Section 6 shall be renumbered to become Section 7.

2.	The following shall be added as Section 6:

6. Liquidity Risk Management Program. Ultimus will provide assistance in the adoption and maintenance of a Liquidity Risk Management Program (“LRMP”) which meets the requirements of Rule 22e-4 under the 1940 Act. The LRMP shall include the following services:

Implementation Phase.

•	Develop and implement the Trust’s written LRMP.
•	Perform an in-depth evaluation of the adequacy of Fuller & Thaler Asset Management, Inc.’s (the “Adviser”) written LRMP to ensure compatibility with the Trust’s LRMP.

Ongoing Services.

•	Assist with the preparation of periodic reporting and annual report to the Board, including collecting and incorporating investment adviser reports.
•	Provide data from the Fuller & Thaler Funds’ books and records.
•	Assist in monitoring the Fuller & Thaler Funds’ highly liquid investment minimum, if applicable, and each Fund’s level of illiquid investments (15% limit).
•	Assist with arranging Board notifications.
•	Assist in the preparation of Form N-LIQUID.

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

•	Add Adviser’s liquidity risk discussion to shareholder reports.

The Parties agree to amend the Fund Accounting Fee Letter, Fund Administration Fee Letter and Transfer Agent and Shareholder Services Fee Letter (the “Fee Letters”) to the Agreement to revise the fees paid to Ultimus on behalf of the Fuller & Thaler Funds as described in the revised Fee Letters incorporated herein. No other provisions of the Agreement or its accompanying Addendums shall be modified, except as stated herein. The Fee Letters incorporated herein replace all prior fee letters to the Agreement and any amendments thereto.

Except as set forth is this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

Signatures are located on the next page.

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

The Parties have duly executed this Amendment as of December 19, 2018.

	Capitol Series Trust On behalf of all Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement		Ultimus Fund Solutions, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Robert G. Dorsey
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Managing Director

Fuller & Thaler Asset Management, Inc.

By:	/s/ Ed Stubbins
Name:	Ed Stubbins
Title:	Principal

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

Fund Accounting Fee Letter

For

Capitol Series Trust

This Fee Letter dated December 19, 2018, applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”), on behalf of the Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement (the “Funds”), dated December 21, 2016, as amended, and the Fund Accounting Addendum dated October 1, 2017, as amended.

1.	Fees

For the Fund Accounting Services provided under the Fund Accounting Addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Fund as follows:

1.1.	Asset based fee of*:

Average Daily Net Assets	Asset Based Fee*
	3 Funds	4 Funds	5 Funds	6 Funds
Up to $100 million	%	%	%	%
$100 million to $250 million	%	%	%	%
$250 million to $1 billion	%	%	%	%
In excess of $1 billion	%	%	%	%

*	Asset based fee is calculated using the average daily net assets for all fund portfolios included in Schedule A to the Master Services Agreement.

Annual basis point fees for fund accounting, fund administration and transfer agent services as stated in each respective fee letter are subject to the following annual complex minimum for up to four share classes by fund:

$

1.2.	Multi-Manager: For Multi-Manager funds, Ultimus charges a fee of $ per month per manager.

1.3.	Forms N-CEN and N-PORT.

The Trust or Fuller & Thaler Funds agree to pay Ultimus an annual fee (based on the schedule below) for preparing Forms N-CEN and N-PORT and to meet the requirements of Rules 30a-1 and 30b1-9 under the 1940 Act, beginning on the compliance date for Form N-PORT, as follows:

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

	Number of Securities	Annual Fee per fund
Equity Funds**	Less than 11	$ plus out of pocket charges
	11 to 500	$ plus out of pocket charges
	501 to 2,000	$ plus out of pocket charges
	Over 2,000	TBD
Fixed Income Funds	Less than 500	$ plus out of pocket charges
	501 to 1,000	$ plus out of pocket charges
	Over 1,000	TBD

**	Equity Fund is defined as any fund that has less than 25% debt exposure over the previous three-month period.

1.4.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Trust agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Portfolio Price Quotation and Performance Reporting

The Fund will reimburse Ultimus for the costs of Portfolio Price Quotation and Performance Reporting (including After-Tax Performance Reporting).

3.	Monthly Per Trade Fee

The fees, as described above, allow the Fund to execute up to 1000 portfolio trades (i.e., purchases and sales) per month without additional fees. Portfolio trades related to investor investments and redemptions do not count toward the 1000 threshold. For portfolio trades in excess of this amount, Ultimus will charge the Fund $ for each such portfolio trade.

4.	Out-Of-Pocket Expenses

In addition to the above fees, the Trust or each Fund will reimburse Ultimus for out-of-pocket expenses as follows:

4.1.	The costs of the daily portfolio-price-quotation services utilized by each Fund; and

4.2.	Effective on June 1, 2018, the Trust or the Fuller & Thaler Funds agree to reimburse Ultimus for any out-of-pocket expenses related to the preparation and filing of Forms N-PORT and N-CEN and to meet the requirements of Rules 30a-1 and 30b1-9 under the 1940 Act.

5.	Term

5.1.	Initial Term. This Fee Letter shall continue in effect until October 1, 2020 from the date of this Fee Letter (the “Initial Term”).

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

5.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”).

6.	Renewal Term Fee Increases

After the Initial Term, Ultimus may annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)1; provided that Ultimus gives 30-day notice of such increase to the Trust by March 1 of the then-current calendar year. The fee increase will take effect on April 1 of the then-current calendar year. The maximum fee increase shall not be greater than 3% per year. For the avoidance of doubt, the first potential fee increase can take effect on April 1, 2021.

7.	Amendment

The parties may only amend this Fee Letter by written amendment signed by both parties.

The parties duly executed this Fund Accounting Fee Letter as of December 19, 2018.

	Capitol Series Trust On behalf of all Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement		Ultimus Fund Solutions, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Robert G. Dorsey
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.

By:	/s/ Ed Stubbins
Name:	Ed Stubbins
Title:	Principal

[1]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

Fund Administration Fee Letter

For

Capitol Series Trust

This Fee Letter dated December 19, 2018, applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) Capitol Series Trust (the “Trust”), on behalf of the Fuller & Thaler Funds listed in Schedule A to the Master Services Agreement (the “Funds”) dated December 21, 2016, as amended, and the Fund Administration Addendum dated October 1, 2017, as amended.

1.	Fees

For the Fund Administration Services provided under the Fund Administration Addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Fund as follows:

1.1.       Asset based fee of*:

Average Daily Net Assets	Asset Based Fee*
	3 Funds	4 Funds	5 Funds	6 Funds
Up to $100 million	%	%	%	%
$100 million to $250 million	%	%	%	%
$250 million to $1 billion	%	%	%	%
In excess of $1 billion	%	%	%	%

*	Asset based fee is calculated using the average daily net assets for all fund portfolios included in Schedule A to the Master Services Agreement.

Annual basis point fees for fund accounting, fund administration and transfer agent services as stated in each respective fee letter are subject to the following annual complex minimum for up to four share classes by fund:

$

1.2.	Liquidity Risk Management Program.

The Trust or Fuller & Thaler Funds agree to pay Ultimus: (i) a one-time implementation fee (payable in six equal installments) of $ per investment adviser, commencing with the initial compliance date, for providing assistance in connection with the adoption of the Trust’s Liquidity Risk Management Program (“LRMP”) which meets the requirements of Rule 22e-4; (ii) an annual fee, based on the schedule below, for providing assistance in connection with the maintenance of the Trust’s LRMP; and (iii) other related fees.

Annual Fee

Base Fee per investment adviser	$ per year

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

Other Related Fees

Form N-LIQUID preparation and
related Board Notification	$ per event

Optional ICE Vantage Liquidity
Indicator Module	Out of Pocket Charges

1.3.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Trust or Fund agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Out-Of-Pocket Expenses

In addition to the above fees, the Trust will reimburse Ultimus for certain out-of-pocket expenses incurred on the Trust’s behalf, including but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Trust (or, with respect to a Fund, its investment adviser). The Trust will be responsible for its normal operating expenses, such as federal and state filing fees, EDGARizing fees, insurance premiums, typesetting and printing of the Trust’s public documents, and fees and expenses of the Trust’s other vendors and providers.

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect until October 1, 2020 from the date of this Fee Letter (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”).

4.	Fee Increases

After the Initial Term, Ultimus may annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)2; provided that Ultimus gives 30-day notice of such increase to the Trust by March 1 of the then-current calendar year. The fee increase will take effect on April 1 of the then-current calendar year. The maximum fee increase shall not be greater than 3% per year. For the avoidance of doubt, the first potential fee increase can take effect on April 1, 2021.

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by both parties.

[2]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

The parties duly executed this Fund Administration Fee Letter dated December 19, 2018.

	Capitol Series Trust On behalf of all Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement		Ultimus Fund Solutions, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Robert G. Dorsey
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.

By:	/s/ Ed Stubbins
Name:	Ed Stubbins
Title:	Principal

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

Transfer Agent and Shareholder Services Fee Letter

For

Capitol Series Trust

This Fee Letter dated December 19, 2018, applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Capitol Series Trust (the “Trust”), on behalf of the Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement (the “Fund”) dated December 21, 2016, as amended, and the Transfer Agent and Shareholder Services Addendum dated October 1, 2017, as amended.

1.	Fees
1.1.	For the Transfer Agent and Shareholder Services provided under the Transfer Agent and Shareholder Services Addendum, Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Fund as follows:

Annual fee per open shareholder account:
Direct Accounts	$ per account
NSCC Fund/Serve Accounts	$ per account
IRA Maintenance Fee (if applicable)	Additional $ per account
Annual fee per closed shareholder account	$0 per closed account
Web Inquiry and Transaction Access: (if applicable)
Initial Set-up	$ per fund
Annual Fee (for Web Inquiry and Transaction Access)	$ per fund with a $ fund family minimum
Annual Fee (for Web Inquiry Access Only)	$ fund family minimum

The Transfer Agent and Shareholder Services per account fees stated above are subject to the following annual complex minimum for up to four share class by fund:

$

1.2.	The Fees are computed daily and payable monthly, along with any out-of-pocket expenses. The Fund agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s default or prevent Ultimus from exercising any other rights and remedies available to it.

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

2.	Out-Of-Pocket Expenses

In addition to the above fees, each Fund will reimburse Ultimus or pay directly certain out-of-pocket expenses incurred on the Fund’s behalf, including but not limited to, postage, confirmations, statements, printing, telephone lines, Internet access fees, bank service charges, fund specific Fund/Serv and Networking costs, and other industry standard transfer agent expenses.

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect until October 1, 2020 from the date of this Fee Letter (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”).

4.	Fee Increases

After the Initial Term, Ultimus may annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)3; provided that Ultimus gives 30-day notice of such increase to the Trust by March 1 of the then-current calendar year. The fee increase will take effect on April 1 of the then-current calendar year. The maximum fee increase shall not be greater than 3% per year. For the avoidance of doubt, the first potential fee increase can take effect on April 1, 2021.

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by both parties.

Signatures are located on the next page.

[3]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018

The parties duly executed this Transfer Agent and Shareholder Services Fee Letter dated December 19, 2018.

	Capitol Series Trust On behalf of all Fuller & Thaler Funds listed on Schedule A to the Master Services Agreement		Ultimus Fund Solutions, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Robert G. Dorsey
Name:	Matthew J. Miller	Name:	Robert G. Dorsey
Title:	President	Title:	Chief Executive Officer – Managing Director

Fuller & Thaler Asset Management, Inc.

By:	/s/ Ed Stubbins
Name:	Ed Stubbins
Title:	Principal

Fuller & Thaler – Capitol Series Trust

Amendment to Master Services Agreement

December 19, 2018